[RYDER SCOTT COMPANY LETTERHEAD]

EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the inclusion of our summary reports, each dated January 1, 2002, for each of the entity’s listed on Schedule I hereto, and to all references to our firm included in or made a part of the Southwest Royalties, Inc. and Southwest Consolidated Partnerships, Inc. Registration Statement on Form S-4.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
October 16, 2002

SCHEDULE I

Southwest Royalties, Inc.
Southwest Royalties, Inc. Income Fund V, L.P
Southwest Royalties, Inc. Income Fund VI, L.P.
Southwest Oil & Gas Income Fund VII-A, L.P.
Southwest Royalties Institutional Income Fund VII-B, L.P.
Southwest Oil & Gas Income Fund VIII-A, L.P.
Southwest Royalties Institutional Income Fund VIII-B, L.P.
Southwest Oil & Gas Income Fund IX-A, L.P.
Southwest Royalties Institutional Income Fund IX-B, L.P.
Southwest Oil & Gas Income Fund X-A, L.P.
Southwest Royalties Institutional Income Fund X-A, L.P.
Southwest Oil & Gas Income Fund X-B, L.P.
Southwest Royalties Institutional Income Fund X-B, L.P.
Southwest Oil & Gas Income Fund X-C, L.P.
Southwest Royalties Institutional Income Fund X-C, L.P.
Southwest Developmental Drilling Fund 91-A, L.P.
Southwest Developmental Drilling Fund 92-A, L.P.
Southwest Partners, L.P.
Tex-Hal Partners, a wholly-owned subsidiary of Southwest Partners, L.P.
Southwest Combination Income/Drilling Program 1988, L.P.
Southwest Developmental Drilling Fund 1990, L.P.
Southwest Developmental Drilling Fund 1993, L.P.
Southwest Developmental Drilling Fund 1994, L.P.